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                                                                      Exhibit 21
                                                                      ----------

                                 CML GROUP, INC.
                        SUBSIDIARIES OF CML GROUP, INC.*

                                                               Jurisdiction
             Name of Subsidiary                              of Incorporation
             ------------------                              ----------------

OBW, Inc.                                                    Massachusetts
OCR, Inc.                                                    Delaware
OTNC, Inc.                                                   California
NordicTrack, Inc.+                                           Minnesota
NordicTrack GmbH+                                            Germany
NordicTrack (U.K.) Limited+                                  United Kingdom
Nordic Advantage, Inc.                                       Minnesota
Nordic Advantage of Ontario, Inc.                            Canada
WFH Group, Inc.                                              Delaware
BFPI, Inc.                                                   Massachusetts
CML International (FSC), Ltd.                                U.S. Virgin Islands
Smith & Hawken, Ltd.++                                       Delaware

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*        Direct and indirect wholly-owned subsidiaries
+        Does business as NordicTrack
++       Does business as Smith & Hawken